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                                  EXHIBIT 99.3

                     PRESS RELEASE DATED SEPTEMBER 14, 1998


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
                                                   PRESS CONTACT:            Denny Bilter
                                                                             (800) 921-1144
                                                                             email: dbilter@ciena.com

                                                   INVESTOR CONTACT:         Suzanne DuLong
                                                                             (888) 243-6223
                                                                             email: ir@CIENA.com
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FOR IMMEDIATE RELEASE

          CIENA INTRODUCES OC-192 CAPABILITY FOR MULTIWAVE SENTRY(TM)
                                  DWDM SYSTEM

         ALLOWS CARRIERS TO SCALE FIBER CAPACITY TO ONE TERABIT

LINTHICUM, MD - SEPTEMBER 14, 1998 - CIENA Corporation (NASDAQ: CIEN) announced today the introduction of an OC-192/STM 64 (10 Gb/s) interface to its scalable MultiWave Sentry dense wavelength division multiplexing (DWDM) system. The enhancement to Sentry's system will enable service providers to increase the capacity of a single strand of fiber carrying 100 gigabits per second (Gb/s) today to 480 Gb/s by early 1999 and approaching one terabit by the year 2000.

"The addition of the OC-192 interface to MultiWave Sentry provides CIENA's customers with another feature enabling future network flexibility while protecting existing network investments," said Steve Chaddick, CIENA's senior vice president of products and technologies. "The OC-192 interface offers carriers another alternative in the race to keep pace with rapidly increasing growth in high-speed data services and new options for creating data-centric network architectures such as IP/ATM over DWDM."

CIENA's enhanced MultiWave Sentry is suitable for service providers' long-haul, dense route applications that require scalable capacity. This new capability makes it possible for carriers to simultaneously mix or match up to forty-eight 10 Gb/s (OC-192/OC-192c/STM-64) SONET or SDH channels with 2.5 Gb/s (OC-48/OC-48c/STM-16) channels thereby





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protecting current network investments while giving them increased options for bandwidth and network scalability.

MultiWave Sentry includes CIENA's open architecture and DirectConnect feature that make it feasible for carriers to mix SONET/SDH, ATM and IP traffic on a common optical network. This simplifies the network architecture and eliminates the additional cost associated with an intervening synchronous layer in evolving data-centric ATM and IP networks. The addition of the OC-192 interface will support the next generation of high-speed routers and switches with the 10 Gb/s interface.


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CIENA Corporation will be conducting a demonstration of the OC-192 interface on
September 14-15, 1998, in Booth # 343 (Palms Ballroom) at the National Fiber Optic Engineer Conference, held in Orlando, Florida.

The OC-192 interface is expected to be available in limited quantities in early 1999.

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                 NOTE TO INVESTORS:

                 Forward-looking statements in this release, including statements regarding the anticipated dates to achieve different capacities on a single strand of fiber optic cable and the limited availability of the OC-192 interface in early 1999 are based on information available to the Company as of the date hereof. The Company's actual results could differ materially from those stated or implied by such forward-looking statements, due to risks and uncertainties associated with the Company's business. The forward-looking statements should be considered in the context of risk factors disclosed in the Company's Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on September 14, 1998.

ABOUT CIENA
                 Based in Linthicum, Maryland, CIENA Corporation is a worldwide market leader of open architecture, dense wavelength division multiplexing
(DWDM) systems for long-distance and local exchange carriers. CIENA's DWDM solutions include the MultiWave(R) 1600 long-haul transport system, WaveWatcher(R) network management software, the MultiWave Optical Add/Drop Multiplexer, the MultiWave Sentry(TM) enhanced long-distance transport system and the new MultiWave(R) Firefly and MultiWave Metro(TM) short-haul systems. Through its Alta subsidiary, based in Norcross, GA, CIENA provides a range of engineering, furnishing and installation (EF&I) services for telecommunications service providers in the areas of transport, switching and wireless communications.

                 Additional information about CIENA can be found on its World Wide Website: http://www.ciena.com.